Exhibit 99.3

Liquidia Announces Closing of Public Offering of Common Stock and Full Exercise of Over-Allotment Option

MORRISVLLE, N.C., April 18, 2022 - Liquidia Corporation (NASDAQ: LQDA) (“Liquidia”) today announced the closing of its previously announced underwritten public offering of 11,274,510shares of its common stock, which includes full exercise of the underwriters’ over-allotment option to purchase 1,470,599 additional shares of common stock, at a public offering price of $5.10 per share, for total gross proceeds of approximately $57.5 million before deducting underwriting discounts and commissions and expenses payable by Liquidia. All the shares in the offering were sold by Liquidia.

BofA Securities acted as the sole book-running manager for the offering. Needham & Company and BTIG acted as lead managers.

The Company intends to use the net proceeds of the offering for ongoing commercial development of YUTREPIA™ (treprostinil) inhalation powder (“YUTREPIA”), formerly known as LIQ861, for continued development of YUTREPIA in other clinical trials, including but not limited to trials for WHO Group 3 patients and pediatric patients, for preclinical pipeline activities and for general corporate purposes.

The shares of common stock described above were offered by Liquidia pursuant to its shelf registration statement on Form S-3, including a base prospectus, that was previously filed by Liquidia with the Securities and Exchange Commission (the “SEC”) on December 16, 2020, and declared effective by the SEC on December 23, 2020. The offering was made only by means of a written prospectus and prospectus supplement that formed part of the registration statement. A final prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering was filed with the SEC and is available at the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from BofA Securities, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, North Carolina 28255, or via email: dg.prospectus_requests@bofa.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Liquidia Corporation

Liquidia Corporation is a biopharmaceutical company focused on the development and commercialization of products in pulmonary hypertension and other applications of its PRINT® Technology. The company operates through its two wholly owned subsidiaries, Liquidia Technologies, Inc. and Liquidia PAH, LLC. Liquidia Technologies has developed YUTREPIA™ (treprostinil) inhalation powder for the treatment of pulmonary arterial hypertension (PAH). Liquidia PAH provides the commercialization for rare disease pharmaceutical products, such as generic Treprostinil Injection.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to, statements relating the use of proceeds of the offering. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on current expectations and beliefs as of the date of this release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including, but not limited to, the risks identified in Item 1A under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 17, 2022. Except as required by law, Liquidia does not undertake any obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.

Contact Information

Media & Investors:
Jason Adair
Senior Vice President, Corporate Development and Strategy

919.328.4400
jason.adair@liquidia.com